SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2010

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐    Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Conditions

On May 10, 2010, priceline.com Incorporated (“priceline.com” or the “company”) announced its financial results for the 1st quarter ended March 31, 2010.  A copy of priceline.com’s consolidated balance sheet at March 31, 2010, consolidated statement of operations for the three months ended March 31, 2010 and consolidated statement of cash flows for the three months ended March 31, 2010 are included in the financial and statistical supplement attached to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.  The consolidated balance sheet at March 31, 2010, consolidated statement of operations for the three months ended March 31, 2010 and consolidated statement of cash flows for the three months ended March 31, 2010 shall be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 7.01.              Regulation FD Disclosure

On May 10, 2010, priceline.com announced its financial results for the 1st quarter ended March 31, 2010.  A copy of priceline.com’s press release announcing these financial results is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The company noted that average daily rates for hotel room night reservations had increased year-over-year during the 1st quarter 2010 approximately 2% internationally and decreased approximately 2% domestically.  The company noted that its 1st quarter 2010 year-over-year growth rates were favorably impacted by foreign currency exchange rates.

The company explained that it had received conversion notices to date during the 2nd quarter 2010 from holders of approximately $17 million principal amount of its outstanding convertible debt.

The company explained that its 2nd quarter 2010 guidance was significantly impacted by two negative external factors — the significant devaluation in the Euro and British Pound relative to the U.S. Dollar and a significant increase in hotel room cancellations related to the volcanic eruption in Iceland in April 2010.  The company estimated that its 2nd quarter 2010 gross travel bookings would be negatively impacted by approximately $50 million as a result of cancellations, no-shows and other related costs caused by the volcano eruption.  With respect to 2nd quarter 2010 guidance, the company announced that it expected consolidated advertising expenses of approximately $141 to $146 million in the 2nd quarter 2010 and expected approximately $10 million of that amount to be spent “off-line.”  Priceline.com estimated that sales and marketing expenses in the 2nd quarter 2010 would be between $28 and $31 million.  Priceline.com stated that it estimated that personnel costs, excluding stock-based compensation expense, would be approximately $43 to $46 million in the 2nd quarter 2010.  With respect to 2nd quarter 2010, priceline.com stated it estimated that general and administrative expenses would be approximately $19 to $21 million, information technology expenses would be approximately $6 million, and depreciation and amortization expenses, excluding acquisition related amortization, would be approximately $4 million.  Priceline.com said it expected net expenses of approximately $1 million in the 2nd quarter 2010 primarily associated with net interest expense, partially offset by foreign exchange hedging income.  Priceline.com estimated that it would have cash income tax of approximately $35 million in the 2nd quarter 2010 comprised of income taxes in Europe and alternative minimum tax in the United States.

The company noted that online advertising expense as a percentage of gross profit increased year-over-year in the 1st quarter of 2010 and is expected to increase in the 2nd quarter as a result of: (a) the company’s international business, which relies primarily on on-line advertising, growing faster than its domestic business and (b) within the domestic business, the on-line channel growing faster than the off-line channel. In addition, with respect to 2nd quarter guidance, the company noted that the volcano disruption would further negatively impact advertising expense as a percentage of gross-profit.  The company noted that its forecast for the remainder of the 2nd quarter 2010 assumed, among other things, that the Euro/U.S. Dollar exchange rate would be 1.275 U.S. dollars per Euro, that the British Pound/U.S. Dollar exchange rate would be 1.48 U.S. Dollars per British Pound and assumed a year-over-year increase in international hotel average daily rates that would be similar to year-over-year increase in the 1st quarter of 2010, while domestic hotel average daily rates would be slightly positive as compared to the 2nd quarter of 2009.  The company noted that its “pro forma” financial guidance was based upon a “pro forma” diluted share count of approximately 51.2 million shares (which includes a calculation of the assumed economic dilutive impact of the company’s outstanding convertible notes and share-based awards, net of the favorable economic impact of the hedges associated with some of the company’s outstanding convertible notes), which is based on the company’s May 7, 2010 closing stock price of $225.39 per share.

The company emphasized that its 1st quarter 2010 year-over-year growth rates reflected favorable year-over-year comparisons with the 1st quarter 2009, a quarter that was significantly impacted by the economic downturn.  The company explained that its year-over-year “comps” would be increasingly more challenging throughout each quarter of 2010.  The company noted that it had seen a deceleration in sequential unit growth rates quarter-to-date in the 2nd quarter of 2010 and that its guidance assumed that this trend would continue through the remainder of the quarter.

The company noted that its guidance assumes that macro-economic conditions in general and conditions in the consumer travel market in particular, remain relatively unchanged.  The company also emphasized that its guidance assumed no further significant volcano-related travel disruptions.

This Form 8-K contains forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “goal,” “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements.  For a detailed discussion of the factors that could cause the company’s actual results to differ materially from those described in the forward-looking statements, please refer to the company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.  Unless required by law, the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.              Financial Statements and Exhibits

(d) Exhibits

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on May 10, 2010 relating to, among other things, its 1st quarter ended March 31, 2010 earnings.  The consolidated balance sheet at March 31, 2010 and consolidated statement of operations for the three months ended March 31, 2010 and consolidated statement of cash flows for the three months ended March 31, 2010 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Daniel J. Finnegan
	Name:	Daniel J. Finnegan
	Title:	Chief Financial Officer

Date:  May 11, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on May 10, 2010 relating to, among other things, its 1st quarter ended March 31, 2010 earnings.  The consolidated balance sheet at March 31, 2010 and consolidated statement of operations for the three months ended March 31, 2010 and consolidated statement of cash flows for the three months ended March 31, 2010 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”